Exhibit 10.1

AGREEMENT EXCHANGING

LEASE GUARANTIES

This AGREEMENT EXCHANGING LEASE GUARANTIES (“Agreement”) is made this 23rd day of May, 2007, by and among (i) CANTA RANA RANCH, L.P., a California limited liability partnership (“Landlord”); (ii) PHAGE BIOTECHNOLOGY CORPORATION, a Delaware corporation (“Tenant”); (iii) CARDIOVASCULAR BIOTHERAPEUTICS, INC., a Delaware corporation (“Old Guarantor”); and (iv) SERGIY BURYAK (“New Guarantor”); and is based on the following facts:

A. Landlord leased to Tenant pursuant to a Standard Industrial Net Lease dated March 15, 2006 (“the Lease”) certain improved real property commonly known as 6868 Nancy Ridge Drive, Suite 100, San Diego, California 92121.

B. Pursuant to the provisions of the Lease, a written Standard Lease Guaranty (“Old Guaranty”) of payment and performance by Tenant was provided by Cardiovascular Biotherapeutics, Inc., a Delaware corporation. A copy is attached to the Lease as Exhibit “E”.

C. Pursuant to this Agreement, Landlord has agreed to terminate the Old Guaranty as to all Lease obligations accruing or occurring after the Commencement Date defined in the Security/Pledge Agreement referenced below in exchange for the complete execution and delivery to Landlord of (i) a new Guaranty of Lease (“New Guaranty”) (to be executed by New Guarantor) and (ii) a Security/Pledge Agreement between New Guarantor (as “Pledgor”) and Landlord (as “Secured Party”) and also executed by ***REDACTED***, (as “Pledgeholder”).

A material consideration to Landlord to terminate the Old Guaranty on the conditions stated above and to continue to extend credit under the Lease to Tenant is (i) the execution of the New Guaranty and (ii) the pledge of the Collateral defined in the Security/Pledge Agreement as security for Pledgor’s performance of the New Guaranty as more particularly described in both the New Guaranty and in the Security/Pledge Agreement. New Guarantor acknowledges that he is a principal, officer and shareholder of Tenant and will materially benefit as a result of the execution and delivery of this Agreement.

THEREFORE, FOR A VALUABLE CONSIDERATION (RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED), THE PARTIES HERETO HEREBY AGREE as follows:

1. Exchange. Landlord hereby agrees to exchange the New Guaranty for the Old Guaranty effective upon the “Effective Date” described in Paragraph 5 below, subject to the terms and conditions hereinafter set forth. Old Guarantor and New Guarantor hereby agree to such exchange, and Tenant hereby consents thereto.

2. Pledgeholder. New Guarantor and Landlord hereby stipulate and agree to the appointment of ***REDACTED***, a California corporation, as pledgeholder (“Pledgeholder”) under the Security/Pledge Agreement referenced in Paragraph C above. Said appointment (and the acceptance thereof by Pledgeholder) is a material condition precedent to the exchange of guarantors as herein set forth.

3. Termination of Old Guaranty. As of the Effective Date defined in Paragraph 5 below, Landlord and Old Guarantor hereby agree that Old Guarantor shall have no liability under the Old Guaranty for liabilities and obligations accruing or occurring after the Effective Date.

4. Commencement of Liability Under the New Guaranty. Liability of New Guarantor for the Obligations defined in the New Guaranty and in the Security/Pledge Agreement are to commence on the Effective Date.

5. Effective Date. The Effective Date for the exchange of the New Guaranty for the Old Guaranty shall be that date when all of the following conditions have been satisfied:

5.1 New Guarantor has delivered the New Guaranty to Landlord;

5.2 The Pledgeholder has accepted its nomination and appointment as Pledgeholder under the Security/Pledge Agreement and has signed the Security/Pledge Agreement on the last page thereof; and

5.3 One or more stock certificates representing the Shares of stock referenced in the Security/Pledge Agreement (which are pledged as security) have been issued to the Pledgeholder, setting forth its name on the stock certificate(s) without any conditions or without any legend conditions thereon or other oral or written instructions from any person limiting or restricting the transfer of said Shares except subject to the terms of the Security/Pledge Agreement.

The delivery of the New Guaranty, the executed Security/Pledge Agreement and the certificate(s) representing the Shares of stock will take place in the office of Landlord unless another mutually agreed location is agreed upon.

[Remainder of Page Intentionally Left Blank – Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have subscribed their names as of the day and year first above written.

OLD GUARANTOR:		LANDLORD:

CARDIOVASCULAR BIOTHERAPEUTICS, INC., a Delaware corporation		CANTA RANA RANCH, L.P., a California limited partnership

By:	/s/ Mickael A. Flaa	By:	COLLINS LAND COMPANY, LLC, a California limited liability company
Title:	CFO

By:

Title:		By:	/s/ Chris Collins
		Title:	Co-Manager

By:

Title:

NEW GUARANTOR:		TENANT:

/s/ Sergiy Buryak		PHAGE BIOTECHNOLOGY CORPORATION, a Delaware Corporation
SERGIY BURYAK
Address: 4-6 Desyatinna Street
Kiev, 252025 Ukraine
Social Security No.: N/A		By:	/s/ Jack Jacobs
		Title:	COO

By:

Title: